PATRIOT BANK CORP.
                              EMPLOYMENT AGREEMENT
                             AS AMENDED AND RESTATED


     This AGREEMENT ("Agreement") as amended and restated effective June 30, 1998, first made effective as of December 1, 1995 and later amended and restated as of May 23, 1997, by and between PATRIOT BANK CORP. (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative office at High and Hanover Streets, Pottstown, Pennsylvania, and GARY N. GIERINGER (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Holding Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Holding Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES; RESIGNATION FROM BOARD.

     (a) During the period of Executive's employment hereunder, Executive agrees to serve as Special Senior Advisor to the Holding Company. The Executive shall render such advisory and related services to the Holding Company as may be reasonably requested from time to time by the Chairman of the Board or his designee, which services shall include (i) pursuing business contacts in Berks County, Pennsylvania, on behalf of the Holding Company and its affiliated companies, (ii) pursuing business opportunities, generally, on behalf of the Holding Company and its affiliated companies, and (iii) representing the Holding Company and its affiliated companies at civic and social events in Berks County. The parties intend for all purposes that the Executive's relationship to the Holding Company be characterized as that of an employee, and the supervision of his performance will be carried out consistently with such characterization.

     (b) The Executive hereby resigns as a member of the Board, effective as of the date first above written.



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2.   TERM.

     (a) Except as otherwise provided herein, the period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of sixty (60) full calendar months thereafter.

     (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence consistent with the policies of the Holding Company or, where relevant, its affiliated companies, Executive shall be required to devote not more than twenty (20) hours per week of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that, with the approval of the Board of Directors of the Holding Company (the "Board"), as evidenced by a resolution of the Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's reasonable judgment, will not present any conflict of interest with the Holding Company or its subsidiaries, or materially adversely affect the performance of Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything herein contained to the contrary: (i) Executive's employment with the Holding Company may be terminated by the Holding Company or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Employee's employment following the expiration of the term of the Agreement upon such terms as the Board and the Executive may mutually agree.

3.    COMPENSATION AND REIMBURSEMENT.

     (a) The Executive shall be entitled to an annualized salary from the Holding Company of One Hundred Thousand Dollars ($100,000.00) ("Base Salary"). The Holding Company shall be under no obligation to review or increase such Base Salary amount during the term of this Agreement. Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Holding Company. Such Base Salary shall be payable bi-weekly. In addition to the Base Salary provided in this subsection, the Holding Company shall



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also provide Executive, at no premium cost to Executive, with all such other benefits as are generally provided to permanent full-time employees of the Holding Company.

     (b) The Holding Company will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent, singularly and in the aggregate, to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement; provided, however, that the Holding Company shall not be required to include the Executive in any bonus plan or arrangement, stock option plan, management recognition plan, or any similar plan or arrangement maintained for the benefit of senior executives of the Holding Company. Nothing in this subsection, however, shall be construed as adversely affecting any vested and non-vested rights the Executive may presently have under any plan or arrangement.

     (c) In addition to the Base Salary provided for by Subsection (a) and the benefits provided for in Subsections (a) and (b), the Holding Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred in the performance of Executive's obligations under this Agreement and may, but shall not be required to, provide such additional compensation in such form and such amounts as the Board may from time to time determine. In this regard, Executive shall be provided, upon prior request, with the use of such Holding Company facilities and equipment as may be required to perform his duties hereunder. The Executive shall be provided, at his option, with an automobile expense allowance or the use of a recent model automobile, similar to that used by the Executive as of the date hereof, which will be owned or leased by the Holding Company or an affiliate of the Holding Company, as may be mutually agreed upon by the Executive and the Holding Company. All reasonable expenses associated therewith shall be borne by the Holding Company.

4.    PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination during the Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason (including Termination for Disability (as defined in



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Section 6(b)), other than a Termination for Cause (as defined in Section 6(a),
(ii) prior to the occurrence of a Change in Control (as defined in Subsection
(f)), Executive's resignation from the Holding Company's employ upon (A) the failure to continue to retain him as Special Senior Advisor to the Holding Company, (B) a material change in Executive's function, duties, or responsibilities with the Holding Company, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from, or be more onerous than, the position set forth in Section 1(a), (C) a relocation of Executive's principal place of employment by more than twenty (20) miles from its location at the effective date of this Agreement, (D) a liquidation or dissolution of the Holding Company, or (E) a breach of this Agreement by the Holding Company, or (iii) concurrent with or following the occurrence of a Change in Control, the Executive's termination of employment for any reason other than Cause. Upon the occurrence of any event described in Subclause (A),
(B), (C), (D) or (E), Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days' prior written notice given within six (6) full calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination (as defined in Section 7(b)), the Holding Company shall be obligated to continue to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of: (i) the amount of the remaining payments (or benefits) that the Executive would have earned if he had continued his employment with the Holding Company during the remaining unexpired term of this Agreement based on the Executive's Base Salary at the Date of Termination; and (ii) amounts equal to the annual contributions that would have been made on Executive's behalf to any employee pension benefit plans of the Holding Company during the remaining term of this Agreement based on contributions most recently made (on an annualized basis) prior to the Date of Termination. The amounts described in Clause (i) shall be paid on a monthly basis (in arrears), and the amounts described in Clause (ii) shall be paid on the anniversary dates of the Date of Termination.

     (c) Upon the occurrence of an Event of Termination, the Holding Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Holding Company for Executive prior to his


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termination at no premium cost to the Executive. Such coverage shall cease upon the expiration of the otherwise remaining term of this Agreement.

     (d) In the event the Executive's employment with the Holding Company terminates for any reason other than an Event of Termination, he shall not be entitled to any further payments or benefits hereunder (other than any payments or benefits which have been appropriately accrued but not yet paid as of the termination date).

     (e) Notwithstanding the provisions of Subsection (b), prior to the commencement of benefits under such subsection, the Board may, in its discretion, elect to pay the present value of the aggregate payments required thereunder in one lump sum. In exercising such discretion, the Board may consider the circumstances and expressed preference of the Executive, but the final decision shall be that of the Board. For purposes of determining the lump sum amount, the required payments shall be discounted in the manner provided in the Supplemental Retirement and Death Benefit Agreement being executed by the parties concurrently herewith. In the event of the Executive's death after the commencement of payments under Subsection (c), then, notwithstanding the provisions of such subsection, the Board may also elect, in its discretion, elect to pay the present value of the remaining payments in one lump sum to the person or persons entitled thereto. The exercise of discretion and calculation of the lump sum amount shall be effected as provided above with respect to the Executive.

     (f) For purposes of this Agreement, the term "Change in Control" shall have the meaning ascribed to such term in Section 5 of the employment contract, dated May 23, 1997, between the Executive and the Holding Company (the "Prior Agreement"), which agreement is being superseded hereby.

     (g) Notwithstanding anything herein to the contrary, in the case of a Termination for Disability, the Holding Company shall be entitled to offset against amounts due hereunder the Executive's benefits under any long-term disability plan of the Holding Company (or an affiliate) in which he is a participant; provided, however, that no such offset shall be permitted with respect to any period of time after the expiration of the otherwise scheduled term hereof, as set forth in Section 2(a).




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5.   ADDITIONAL PAYMENTS UPON EXECUTION OF AGREEMENT; POTENTIAL
     SUPPLEMENTAL PAYMENTS FOLLOWING A CHANGE IN CONTROL.

     Concurrently with the execution and delivery of this Agreement, the Holding Company shall pay to the Executive, in cash, the following amounts: (i) $961,000, representing an amount to which he was entitled, immediately prior to the execution and delivery of this Agreement, under his prior employment agreement with the Holding Company, and in consideration of his agreeing to the provisions of Sections 9(a) and 9(b), and (ii) $40,000, representing his bonus entitlement for the first six months of 1998. In the event the payments made pursuant to the preceding sentence, when aggregated with all other payments and benefits made to the Executive (including those under Section 4), become subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, then, notwithstanding the provisions of Section 11 of this Agreement, he shall be entitled to the benefits set forth in Section 6 of the Prior Agreement.

6.   TERMINATION FOR CAUSE OR DISABILITY.

     (a) The term "Termination for Cause" shall mean termination because of (i) a material loss to the Holding Company or one of its affiliates caused by Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties, (ii) willful violation of any law, rule, regulation (other than traffic violations or similar offenses), (iii) the issuance of a final cease and desist order, or (iv) a material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until (i) there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail, and (ii) in the case of conduct that can be cured, thirty (30) days have elapsed without the Executive effecting such cure and, if applicable, reimbursing the Holding Company and its affiliates for any material losses.

     (b) The term "Termination for Disability" shall mean


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termination following the occurrence of the Executive's "disability" qualifying him for benefits under the long-term disability plan of the Holding Company (or an affiliate) in which he is then a participant.

7.   NOTICE, ETC.

     (a) Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, the term "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) The term "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause or Disability, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute exists regarding the Executive's termination, the "Date of Termination" shall be determined in accordance with Subsection (c).

     (c) If, within thirty (30) days after any Notice of Termination is given by the Holding Company, the Executive notifies the Holding Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), provided that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him, to the extent permitted by law, as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. In the event the dispute is resolved adversely to the Executive, he shall be required to reimburse the Holding Company (with


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interest at the short-term applicable federal rate, as determined under Section
1274 of the Internal Revenue Code of 1986, as amended, in effect on the date of termination of employment) for the payment of interim Base Salary, benefits and other amounts paid or provided, as provided in the document or order finally settling or adjudicating the matter. Amounts paid under this section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

8.   POST-TERMINATION OBLIGATIONS.

     (a) To the extent relevant, all payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this section and
Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. Such assistance shall be provided at no cost to the Holding Company, except for the reimbursement for out-of-pocket expenses of the Executive.

9.   COVENANT NOT TO COMPETE; NONSOLICITATION; NONDISCLOSURE OF
     HOLDING COMPANY BUSINESS.

     (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Holding Company and its subsidiaries and accordingly agrees that, except in the case of Termination for Cause, during and for the applicable period described in Section 8(a) the Executive will not:

          (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of, any person, firm, corporation, or enterprise engaged, in (A) the banking or financial services industry, or
     (B) any other activity in which the Holding Company or any of its majority-owned subsidiaries is engaged during the term of this Agreement, in either case in any county in which, at any time during the term of this Agreement or at the date of termination of

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     the Executive's employment, a branch, office or other facility of the
     Holding Company or a majority-owned subsidiary is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); and

          (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (A) the banking or financial services industry, or (B) any other activity in which the Holding Company or any of its majority-owned subsidiaries is engaged during the term of this Agreement, in the Non-Competition Area.

     (b) It is expressly understood and agreed that, although the Executive and the Holding Company consider the restrictions contained in Subsection (a) reasonable for the purpose of preserving for the Holding Company and its subsidiaries their goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Subsection (a) is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Subsection (a) will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     (c) Without the prior consent of the Holding Company, at no time during the period described in Section 8(a) shall the Executive directly or indirectly solicit or hire any person who was at any time during the term of this Agreement an employee of the Holding Company or any of its majority-owned subsidiaries, nor shall the Executive (if relevant) encourage or induce any such person to terminate his or her employment relationship with the Holding Company or any such subsidiary.

     (d) Executive recognizes and acknowledges that the business activities, business plans and other confidential information of the Holding Company and its subsidiaries as they may exist from time to time, are valuable, special and unique assets of the business of the Holding Company and its subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities or plans, or any confidential information, of the Holding Company and its subsidiaries to any person, firm, corporation, or other entity for any reason or purpose whatsoever



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unless expressly authorized by the Board or required by law, or unless knowledge thereof is otherwise in the public domain through no fault of the Executive. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business activities or plans, or confidential information, of the Holding Company.

     (e) In the event of a breach or threatened breach by the Executive of the provisions of this section, the Holding Company will be entitled to an injunction restraining Executive from violating or continuing to violate the provisions of Subsection (a), (c) or (d), as applicable. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

10.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company.

11.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company, or any predecessor or affiliate of the Holding Company, and Executive, except that this Agreement shall not affect or operate to reduce any vested benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Nothing herein shall be construed as precluding the Executive's continued right to vest in contingent benefits in existence on the effective date of this Agreement, provided he otherwise satisfies the vesting requirements of the relevant plan, contract or arrangement. Concurrently with the execution of this Agreement, the Holding Company and the Executive are executing a Supplemental Retirement and Death Benefit Agreement. Executive's entitlement to the benefits thereunder shall not be affected by this Agreement, and entitlement to such benefits shall be determined solely by reference to the provisions contained therein.



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12.  NO ATTACHMENT; BINDING EFFECT.

     (a) Except as required by law, no right to receive payments or benefits under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null and void.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and permitted assigns.

13.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.

15.  HEADINGS FOR REFERENCE ONLY.

     The headings of the sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.






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16.  GOVERNING LAW.

     This Agreement shall be governed by the domestic internal laws of the Commonwealth of Pennsylvania, unless otherwise specified herein.

17.  ARBITRATION, ETC.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Holding Company's principal administrative office in accordance with the rules of the American Arbitration Association then in effect. Unless otherwise agreed upon by the parties, such arbitrators shall be chosen as provided by such rules. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled, to the extent not already paid or provided, to the payment of all back-pay, including Base Salary, benefits and any other amounts due Executive under this Agreement. Interest thereon shall be paid as provided in the determination of the arbitrators.

18.  PAYMENT OF COSTS AND LEGAL FEES.

     In the event a dispute or controversy arising under or in connection with Executive's termination is submitted to arbitration as provided in Section 17, Executive shall be entitled to the payment of all reasonable legal fees and related expenses paid or incurred by him in resolving such dispute or controversy, unless the arbitrators determine that his claim is completely without merit.

19.  INDEMNIFICATION.

     The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities



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reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company or an affiliate thereof (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to judgments, court costs and attorneys' fees and the cost of reasonable settlements. In no event shall coverage or indemnification be less than the rights granted to any director or officer whose status as such has terminated prior to the date hereof.

20.  SUCCESSOR TO THE HOLDING COMPANY.

     The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Holding Company to expressly and unconditionally assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

     IN WITNESS WHEREOF, PATRIOT BANK CORP. has caused this Amended and Restated Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer for its directors, and Executive has signed this Agreement, on the date and year first above written.

                                            PATRIOT BANK CORP.


                                            By____________________________
                                              Joseph W. Major for the
                                              Entire Board of Directors


[CORPORATE SEAL]                            Attest:  __________________________
                                                       (Assistant) Secretary

WITNESS:


----------------------                      ------------------------------
                                                   Gary N. Gieringer



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